                                                                    Exhibit 23.1



                                    CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-8 pertaining to the National City Savings and Investment Plan, the National City Savings and Investment Plan No. 2 and the National City Savings and Investment Plan No. 3 and to the incorporation by reference therein of our report dated January 24, 2001, with respect to the consolidated financial statements of National City Corporation incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                                  Ernst & Young LLP



Cleveland, Ohio
May 25, 2001